                                                                    EXHIBIT 2

                             STOCKHOLDERS AGREEMENT

               This Stockholders Agreement dated September 22, 1997 (this "Agreement") by and among Candlewood Hotel Company, Inc. (the "Company"), a Delaware corporation, Doubletree Corporation, a Delaware corporation (together with its subsidiaries, "Doubletree"), the Warren D. Fix Family Partnership, L.P., a Kansas limited partnership (the "Fix Partnership") and Jack P. DeBoer ("DeBoer"), on behalf of himself and as representative of the Alexander John DeBoer Trust dated March 14, 1995 and the Christopher Scott DeBoer Trust dated March 14, 1995 (collectively, the "Trusts") (collectively, the "Initial Holders") and each of the individuals or entities set forth in Schedule A hereto (each a "Preferred Holder" and together the "Preferred Holders") (collectively, the parties to this Agreement other than the Company are referred to as the "Holders").

                              W I T N E S S E T H:

               WHEREAS, the Initial Holders had previously entered into that certain Stockholders Agreement dated as of September 30, 1996 relating to the governance of the Company, including procedures for the election of directors, the approval of certain significant corporate actions and rights relating to the purchase of capital stock of the Company and the Initial Holders desire to terminate the former agreement and enter into this Agreement;

               WHEREAS, pursuant to the terms and conditions of the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August 27, 1997 between the Company and the Preferred Holders, the Company has agreed to issue and sell, and the Purchasers have severally agreed to purchase, shares of Series A Cumulative Convertible Preferred Stock of the Company (the "Purchased Shares") in the aggregate amount of 65,000 shares for an aggregate purchase price of $65,000,000;

               WHEREAS, it is a condition precedent to the obligation of the Preferred Holders to purchase the Purchased Shares pursuant to the Stock Purchase Agreement that the parties hereto enter into this Agreement;

               NOW, THEREFORE, in consideration of the agreement of the Preferred Holders to purchase the Purchased Shares and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

               1.1 Defined Terms. All terms capitalized but not defined herein shall have the meanings attributable to such terms in the Stock Purchase Agreement, except where the context otherwise requires. The following additional terms when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings, such meanings to be equally applicable to the singular and plural forms thereof:

               "Affiliate" of a Holder means any Person, other than the Company, controlling, controlled by or under common control with such Holder.

               "Board" means the Board of Directors of the Company.

               "Common Stock" means and includes the Company's currently authorized common stock, $.01 par value per share.

                "DeBoer/Fix Holders" means DeBoer, the Trusts and the Fix Partnership (so long as each is a Holder) and each Permitted Transferee, other than the Company, who becomes a Holder.

               "DeBoer/Fix Shares" means the shares of Common Stock owned of record or beneficially by DeBoer, the Trusts and the Fix Partnership on the Effective Date.

               "DeBoer Holders" means DeBoer and the Trusts (so long as each is a Holder) and each Permitted Transferee of DeBoer, other than the Company, who becomes a Holder.

               "DeBoer Shares" means the shares of Common Stock owned of record or beneficially by DeBoer and the Trusts on the Effective Date.

               "Director" means a director of the Company.

               "Doubletree Holders" means Doubletree (so long as it is a Holder) and each Permitted Transferee of Doubletree, other than the Company, who becomes a Holder.

               "Doubletree Shares" means the Shares of Common Stock owned of record or beneficially by Doubletree on the Effective Date.

               "Effective Date" means the date on which the Doubletree Shares, the DeBoer Shares and the Fix Partnership Shares were issued to Doubletree, DeBoer, the Trusts and the Fix Partnership.

               "Fix Partnership Holders" means the Fix Partnership (so long as it is a

Holder) and each Permitted Transferee of the Fix Partnership, other than the Company, who becomes a Holder.

               "Fix Partnership Shares" means the shares of Common Stock owned of record or beneficially by the Fix Partnership on the Effective Date.

               "Holder" shall have the meaning set forth in the preamble hereto.

               "Initial Holder" means a record or beneficial owner of any Subject Shares.

               "Permitted Transferee" of a Holder means (i) a successor to such Holder by operation of law pursuant to a statutory merger, consolidation, dissolution or liquidation, (ii) a purchaser of all or substantially all of such Holder's assets, (iii) a Person owning, directly or indirectly, a majority of the voting interests or other comparable equity interests of such Holder, a Person under common control with such Person (including, in the case of an individual, a family member or a trust controlled by a family member) or a Person of which such Holder owns, directly or indirectly, a majority of the outstanding voting securities or other comparable equity interests, (iv) a successor to such Holder by will or through the laws of descent, or through a gift or other contribution made in anticipation of the death of such Holder or
(v) as to any Series A Preferred Stock or Share Equivalent, any transferee permitted by the terms of the Stock Purchase Agreement other than (x) a competitor in the extended stay hotel business or (y) an entity owning more than 20% of the equity securities of such competitor or represented on the board of directors of such competitor, including in each case in connection with this clause (y), Affiliates of such competitor; provided, however, that in each case the successor, purchaser or Person referred to in clauses (i), (ii) or (iii) of this definition was an Affiliate of such Holder prior to such merger, consolidation, dissolution, liquidation, purchase of assets or acquisition of voting securities or other comparable equity interests and, in each case referred to in clauses (i), (ii), (iii), (iv) or (v) of this definition, the Permitted Transferee has become a party to and agreed to be bound by this Agreement as to all Subject Shares or shares of Series A Preferred Stock then being transferred to it. "Permitted Transferee" includes successive transferee in transactions described in the preceding sentence.

               "Person" means and includes an individual, a corporation, a limited liability company, an association, a partnership, a trust or estate, a government or any department or agency thereof.

               "Preferred Holder" means each of the parties listed on Schedule A hereto (so long as it is a Holder) and each Permitted Transferee of such Preferred Holder, other than the Company, who becomes a Holder.

               "Public Sale" means a sale of Subject Shares pursuant to an effective registration statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") or a sale pursuant to Rule 144 thereof.

               "Purchaser Group" means (i) Olympus Growth Fund II, L.P. with respect to one nominee for director of the Company, (ii) Desai Capital with respect to one nominee for director of the Company and (iii) Pecks Management with respect to one nominee for director of the Company (each a "Significant Purchaser"), so long as such Significant Purchaser shall hold at least 20% of the shares of Series A Preferred Stock or Share Equivalents purchased by such Significant Purchaser pursuant to the Stock Purchase Agreement, and, if at any time such Significant Purchaser shall waive its rights hereunder or shall hold less than 20% of the shares of Series A Preferred Stock or Share Equivalents purchased by such Significant Purchaser pursuant to the Stock Purchase Agreement, the designee formerly designated by such Significant Purchaser shall henceforth be designated by all of the Preferred Holders holding shares of Series A Preferred Stock or Share Equivalents.

               "Series A Preferred Stock" means the Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company.

               "Share Equivalents" of the Series A Preferred Stock means the number of shares of Common Stock that are issued or issuable upon conversion of the Series A Preferred Stock but excluding any shares sold in a Public Sale.

               "Stock Purchase Agreement" shall have the meaning set forth in the first WHEREAS clause.

               "Subject Shares" means the Doubletree Shares, the DeBoer Shares and the Fix Partnership Shares; provided, however, that at all times, such term shall include all Subject Shares that have been transferred by a Holder to a Permitted Transferee of such Holder. Notwithstanding the foregoing, upon (A) the disposition of any Subject Shares pursuant to a Public Sale to any Person, or
(B) the disposition of any Subject Shares other than pursuant to a Public Sale to any Person other than a Permitted Transferee of the Holder thereof, the shares so canceled or disposed of shall cease to be Subject Shares and thereafter shall not be subject to any of the terms and conditions of this Agreement.


                                    ARTICLE 2

                                VOTING AGREEMENT

               2.1 Board Nominations. The Company and the Holders have agreed
(i) that the Purchaser Group shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board three nominees for election to the Board, (ii) that the Doubletree Holders shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two nominees for election to the Board, (iii) that the DeBoer/Fix Holders shall be entitled, through a nominating committee or other procedure adopted by the Board, to designate for nomination by the Board two nominees for election to the Board and (iv) that the Doubletree Holders together with the DeBoer/Fix

Holders shall be entitled, through a nominating committee or other procedure adopted by the Board of Directors, to designate for nomination by the Board the President of the Company and/or such number of independent directors for election to the Board as shall constitute the remainder of the Board.

               2.2 Board of Directors of the Company. (a) So long as it shall hold any shares of Series A Preferred Stock, Share Equivalents or Subject Shares, each Holder agrees to vote all of its shares of Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable, as to which it has voting rights for the election of all directors nominated pursuant to the immediately preceding paragraph hereof. The nominees designated by the Preferred Holders shall be identified in a proxy statement delivered to the Company stockholders in connection with an annual or special meeting.

               (b) The Holders shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote or cause the vote of the Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable, owned by such Holder or by any Affiliate of such Holder, either in person or by proxy, to be cast in accordance with the provisions of this Article 2.

               (c) Each Holder further agrees to vote all the Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable, with respect to which it has direct or indirect voting rights, in favor of removal from the Board, upon notice by the DeBoer/Fix Holders, the Preferred Holders or the Doubletree Holders that an individual designated by them pursuant to Section 2.1 should be removed, and to use its best efforts to cause the Board to fill the vacancy so vacated with another person designated by the party providing such notice. Each Holder further agrees to cooperate fully in connection with the nomination of Directors, the voting of its shares of Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable, the execution of written consents (if then permissable under the Certificate of Incorporation of the Company), the calling of meetings and other stockholder matters to effect the provisions of this Article.

               (d) If any director is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, the party or parties who designated such director will be entitled to designate a person to fill the vacany on the Board so created and each Holder will use its best efforts to cause the Board to fill the vacany so created with the person so designated, in accordance with the Company's By-laws.

               (e) Each Holder agrees not to and not to permit any Affiliate to grant any proxy or enter into or be bound by any voting trust with respect to its Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable, or enter into any arrangements of any kind with any person with respect to its Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable, in any such case in a manner that is inconsistent with the provisions of this Agreement.

               2.3 Holder Representation. Each Holder represents and warrants as to itself that as of the date hereof (after giving effect to all transactions occurring in connection with the sale of the Purchased Shares) such Holder is not a party with any other Person to any other agreement with respect to the holding, voting, acquisition or disposition of shares of Series A Preferred Stock, Share Equivalents or Subject Shares, as applicable.

               2.4 Agent for Affiliated Holders. If a portion or all of the Subject Shares held by Doubletree, DeBoer, the Trusts or the Fix Partnership shall be transferred to one or more Permitted Transferees, resulting in the Subject Shares which were theretofore held by such Holder being held by more than one Holder, then Doubletree, DeBoer, the Trusts or the Fix Partnership, as the case may be, shall: (i) act, or shall cause one of such Holders, to act, as agent and proxy for all purposes of this Agreement (including without limitation the voting of Subject Shares, the nomination of Directors, the giving of consents, the approval of amendments, the receipt of notices, etc.) for all of the Doubletree Holders, DeBoer Holders or the Fix Partnership Holders, as the case may be, and (ii) specify in writing to the other parties that it (or such other Holder) is to act as such agent and proxy, and thereafter the other parties shall be entitled to look solely to, and to deal solely with, the person so specified for all purposes of this Agreement as if such Holder held all the Subject Shares held by the party providing such notice and its Permitted Transferees.

               2.5 Irrevocable Proxy. The Fix Partnership Holders and the Trusts hereby appoint DeBoer as its and their proxy to exercise in DeBoer's sole discretion all rights of the Fix Partnership Holders and the Trusts to designate persons for nomination, removal or the filling of vacancies and to exercise all rights pursuant to Article 2 hereof. This proxy is coupled with an interest in the Company and shall be irrevocable. Except as set forth below in this paragraph, this proxy may be invoked by DeBoer at any time by notice to the other Holders but, unless and until invoked, such rights may be exercised by the Fix Partnership Holders and the Trusts; provided, however, that upon the death of Warren D. Fix all such rights shall automatically vest in DeBoer which shall thereafter have the sole right to exercise all such rights of the Fix Partnership Holders. Notwithstanding the foregoing, this proxy may not be invoked or exercised after the death of Jack DeBoer.

               2.6 Termination. The rights and obligations of any holder of Series A Preferred Stock, Share Equivalents or Subject Shares pursuant to this Agreement shall terminate (a) as to any Significant Purchaser, if such Significant Purchaser shall hold, beneficially or of record, less than 20% of the shares of Series A Preferred Stock or Share Equivalents purchased by such Significant Purchaser pursuant to the Stock Purchase Agreement, (b) as to any rights of any holder of Series A Preferred Stock or Share Equivalents, upon waiver of such rights in writing, (c) as to any holder of Share Equivalents, upon transfer of such Share Equivalents pursuant to a registered public offering, block trade or other public sale, including pursuant to Rule 144 under the Securities Act of 1933, as amended, (d) as to all holders of Series A Preferred Stock or Share Equivalents, upon failure of such holders or their Permitted Transferees, collectively, to hold, beneficially or of record, at least 20% of the shares of Series A

Preferred Stock or Share Equivalents, and (e) as to the holders of the Doubletree Shares or the DeBoer/Fix Shares, upon both the failure of such holders or their Permitted Transferees, collectively, to hold, beneficially or of record, at least 20% of the outstanding voting interests of the Company and the termination of the rights of the Preferred Holders pursuant to subsection
(d) hereof.

                                    ARTICLE 3

                               GENERAL PROVISIONS

               3.1 Legend on Share Certificates. (a) All certificates for shares of Series A Preferred Stock, Share Equivalents or Subject Shares which are subject to the terms and provisions of Article 2, in addition to such other legends as may be required by law, shall bear the legend set forth in Article VII of the Stock Purchase Agreement and the following legend:

               The shares represented by this certificate are also subject to certain requirements as to voting contained in the Stockholders Agreement dated September 22, 1997 among the Company, and certain stockholders, a copy of which is on file with the Secretary of the Company.

               (b) Upon the termination of this Agreement with respect to any shares of Series A Preferred Stock, Share Equivalents or Subject Shares pursuant to Section 2.6, each Holder shall be entitled to receive, in exchange for any certificate bearing the legend described in subsection (a) of this Section 3.1, a certificate only bearing the legend set forth in Article VII of the Stock Agreement, unless the Company shall have determined (based upon advice of legal counsel) that such legend is no longer required by law.


                                    ARTICLE 4

                                  MISCELLANEOUS

               4.1 Injunctive Relief. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with certain of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief and/or specific performance to enforce such obligations, and if any action should be brought in equity to enforce any of such provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

               4.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

               4.3 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

               4.4 Entire Agreement; Amendment; Waiver. This Agreement (i) contains the entire agreement among the parties hereto with respect to the subject matter hereof, (ii) may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by at least 66-2/3% of the Holders or their Agent or Proxy and, if such amendment or supplement adversely affects any holder of Series A Preferred Stock or Share Equivalents, 100% of the Preferred Holders and (iii) may not be discharged except by such written instrument or by performance. Any such amendment so approved shall be binding on all Holders. No waiver of any term or provision shall be effective unless in writing signed by the party to be charged. The Stockholders Agreement, as in existence prior to the execution hereof, among the Initial Holders, is and shall be after the date hereof null and void and of no further force and effect.

               4.5 Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective legal representatives, successors and assigns.

               4.6 Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

               4.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, all of which shall be deemed but one and the same instrument and each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

               4.8 Notices. All notices and other communications provided for or given or made hereunder shall be in writing (including delivery by facsimile transmission) and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth in the Stock Purchase Agreement, or such other address for the party as shall be specified by notice given pursuant hereto.

               4.9 Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

               4.10 Termination. Notwithstanding any other provision of this Agreement, the rights of the Preferred Holders to nominate and elect directors and the obligations of the other parties related thereto shall terminate on the date that the Purchased Shares are converted into Common Stock or purchased by the Company pursuant to Section (vi)(r) of the Company's Certificate of Designation filed September 22, 1997.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                 CANDLEWOOD HOTEL COMPANY, INC.


                                 By:  /s/ JACK P. DEBOER
                                    ---------------------------------------
                                   Name:  Jack P. DeBoer
                                   Title:  Chief Executive Officer


                                 DOUBLETREE CORPORATION


                                 By: /s/ DAVID L. STIVERS
                                    ---------------------------------------
                                    Name:  David L. Stivers
                                    Title:  Senior Vice President, General
                                            Counsel and Secretary


                                 WARREN D. FIX FAMILY PARTNERSHIP, L.P.


                                 By: /s/ WARREN D. FIX
                                    ---------------------------------------
                                    Name:  Warren D. Fix
                                    Title:  General Partner

                                            /s/ WARREN D. FIX
                                 ------------------------------------------
                                              Warren D. Fix


                                 JACK P. DeBOER, for himself and on
                                 behalf of the ALEXANDER DeBOER
                                 TRUST DATED MARCH 14, 1995 and the
                                 CHRISTOPHER SCOTT DeBOER TRUST
                                 DATED MARCH 14, 1995

                                            /s/ JACK P. DEBOER
                                 -----------------------------------------

                                      Name: Jack P. DeBoer

                                 OLYMPUS GROWTH FUND II, L.P.

                                 By:  OGP II, L.P., its General Partner
                                 By:  Conroy, L.L.C., its General Partner


                                 By:  /s/ JAMES A. CONROY
                                    ----------------------------------
                                    Name:  James A. Conroy
                                    Title:  General Partner


                                 OLYMPUS EXECUTIVE FUND, L.P.

                                 By:  OEF, L.P., its General Partner
                                 By:  Conroy, L.L.C., its General Partner


                                 By:  /s/ JAMES A. CONROY
                                    ---------------------------------
                                    Name:  James A. Conroy
                                    Title:  General Partner


                                 MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK, AS
                                 TRUSTEE OF THE COMMINGLED
                                 PENSION TRUST FUND (MULTI-
                                 MARKET SPECIAL INVESTMENT
                                 FUND II) OF MORGAN GUARANTY
                                 TRUST COMPANY OF NEW YORK

                                 By:  /s/  RONALD G. HODGE, II
                                    --------------------------------------
                                     Name:  Ronald G. Hodge, II
                                     Title:    Vice President

                                 MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK, AS
                                 TRUSTEE OF THE MULTI-MARKET
                                 SPECIAL INVESTMENT TRUST FUND
                                 OF MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK

                                 By:  /s/ RONALD G. HODGE, II
                                    --------------------------------------

                                      Name:  Ronald G. Hodge, II
                                      Title:    Vice President

                                 MORGAN GUARANTY TRUST
                                 COMPANY OF NEW YORK, AS
                                 INVESTMENT MANAGER AND AGENT
                                 FOR THE ALFRED P. SLOAN
                                 FOUNDATION (MULTI-MARKET
                                 ACCOUNT)


                                 By:  /s/ RONALD G. HODGE, II
                                    --------------------------------------
                                    Name:  Ronald G. Hodge, II
                                    Title:    Vice President


                                 CHASE VENTURE CAPITAL ASSOCIATES, L.P.

                                 By: Chase Capital Partners, its General Partner


                                 By:   /s/ JAMES D. KALLMAN
                                    --------------------------------------
                                    Name:  James D. Kallman
                                    Title:

                                 PRIVATE EQUITY
                                 INVESTORS III, L.P.

                                 By:  Rohit M. Desai Associates III, LLC
                                      General Partner


                                 By:  /s/ ROHIT M. DESAI
                                    --------------------------------------
                                    Name:  Rohit M. Desai
                                    Title:  Managing Member

                                 EQUITY-LINKED INVESTORS-II

                                 By:  Rohit M. Desai Associates-II
                                      General Partner


                                 By: /s/  ROHIT M. DESAI
                                     --------------------------------------
                                     Name:  Rohit M. Desai
                                     Title:  Managing General Partner

                                 LNR CANDLEWOOD HOLDINGS, INC.


                                 By: /s/  MARGARET A. JORDAN
                                     --------------------------------------
                                     Name:  Margaret A. Jordan
                                     Title:  Treasurer


                                 DELAWARE STATE EMPLOYEES' RETIREMENT FUNDS

                                 By:  Pecks Management Partners Ltd.
                                      its Investment Advisor


                                 By: /s/  ROBERT J. CRESCI
                                     --------------------------------------
                                     Name:  Robert J. Cresci
                                     Title:  Managing Director


                                 DECLARATION OF TRUST FOR THE
                                 DEFINED BENEFIT PLAN OF ZENECA
                                 HOLDINGS INC.

                                 By: Pecks Management Partners Ltd.
                                     its Investment Advisor

                                 By: /s/  ROBERT J. CRESCI
                                     --------------------------------------
                                     Name:  Robert J. Cresci
                                     Title:  Managing Director

                                 DECLARATION OF TRUST FOR THE
                                 DEFINED BENEFIT PLAN OF ICI
                                 AMERICAN HOLDINGS INC.

                                 By: Pecks Management Partners Ltd.
                                     its Investment Advisor

                                 By: /s/  ROBERT J. CRESCI
                                     ----------------------------------
                                     Name:  Robert J. Cresci
                                     Title:  Managing Director


                                 J.W. McCONNELL FAMILY TRUST

                                 By: Pecks Management Partners Ltd.
                                     its Investment Advisor

                                 By: /s/  ROBERT J. CRESCI
                                     ----------------------------------
                                     Name:  Robert J. Cresci
                                     Title:  Managing Director


                                 ADVANCE CAPITAL PARTNERS, L.P.

                                 By:  Advance Capital Associates, L.P.
                                       By:  Advance Capital Management, LLC


                                 By: /s/  ROBERT A. BERNSTEIN
                                     ------------------------------
                                     Name:  Robert A. Bernstein
                                     Title:  Principal

                                 ADVANCE CAPITAL OFFSHORE PARTNERS, L.P.

                                 By:  Advance Capital Offshore Associates, LDC

                                 By:  Advance Capital Associates, L.P.

                                 By:  Advance Capital Management, LLC


                                 By: /s/  ROBERT A. BERNSTEIN
                                     --------------------------------
                                     Name:  Robert A. Bernstein
                                     Title:  Principal


                                 ALLIED CAPITAL CORPORATION


                                 By: /s/    G. CABEL WILLIAMS
                                     --------------------------------------
                                     Name:  G. Cabel Williams
                                     Title: Managing Director


                                 ALLIED CAPITAL CORPORATION II


                                 By: /s/    G. CABEL WILLIAMS
                                     --------------------------------------
                                     Name:  G. Cabel Williams
                                     Title: Managing Director


                                 THE FFJ 1997 NOMINEE TRUST


                                 By: /s/  SAMUEL T. BYRNE
                                     --------------------------------------
                                     Name:  Samuel T. Byrne
                                     Title:  Trustee

                                 THE MUTUAL LIFE INSURANCE
                                 COMPANY OF NEW YORK


                                 By: /s/  SUZANNE E. WALTON
                                     ------------------------------------
                                     Name:  Suzanne E. Walton
                                     Title:  Managing Director


                                 HARBOR INVESTMENTS LTD.

                                 By: Strong Capital Management, Inc.,
                                     its Investment Advisor


                                 By: /s/  STEPHEN J. SHENKENBERG
                                     ------------------------------------
                                     Name:  Stephen J. Shenkenberg
                                     Title:  Vice President


                                 STRONG SPECIAL INVESTMENT LIMITED
                                 PARTNERSHIP

                                 By:   Strong Capital Management, Inc.
                                       its General Partner


                                 By: /s/  STEPHEN J. SHENKENBERG
                                     ------------------------------------
                                     Name:  Stephen J. Shenkenberg
                                     Title:  Vice President


                                 STRONG QUEST LIMITED
                                 PARTNERSHIP

                                 By:   Strong Capital Management, Inc.
                                       its General Partner


                                 By: /s/  STEPHEN J. SHENKENBERG
                                     ------------------------------------
                                     Name:  Stephen J. Shenkenberg
                                     Title:  Vice President

                                 /s/ WILLIAM J. ABRAMS
                                 ------------------------------------
                                   William J. Abrams

                                 /s/ JOSEPH P. ADAMS, JR.
                                 ------------------------------------
                                   Joseph P. Adams, Jr.

                                 /s/ ERIC ANDERSON
                                 ------------------------------------
                                   Eric Anderson

                                 /s/ ROBERT P. BRENNAN, JR.
                                 ------------------------------------
                                   Robert P. Brennan, Jr.

                                 /s/ ROBERT BRODY
                                 ------------------------------------
                                   Robert Brody

                                 /s/ VANESSA BURGESS
                                 ------------------------------------
                                   Vanessa Burgess

                                 /s/ CRAIG CALLEN
                                 ------------------------------------
                                   Craig Callen

                                 /s/ MICHAEL DANA
                                 ------------------------------------
                                   Michael Dana

                                 /s/ PETER DEEKS
                                 ------------------------------------
                                   Peter Deeks

                                 /s/ ROBERT E. DIEMAR, JR.
                                 ------------------------------------
                                   Robert E. Diemar, Jr.

                                 /s/ DAVID HURWITZ
                                 ------------------------------------
                                   David Hurwitz